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                                                                   EXHIBIT 10.18


                              CONVERTIBLE UNSECURED
                                 PROMISSORY NOTE

$1,000,000.00                                                 September 15, 2000

         FOR VALUE RECEIVED, the undersigned, HALLWOOD INVESTMENT COMPANY, a Cayman Islands corporation ("Maker"), promises to pay to the order of HALLWOOD INVESTMENTS LIMITED ("Payee"), a British Virgin Islands company, at HSBC Republic Bank, for further credit to Monaco Branch, Account Number 50802, in immediately available funds and in lawful money of the United States of America, the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) ("Total Principal Amount"), together with interest on such Total Principal Amount from the date of receipt by Maker of the Total Principal Amount at a rate per annum of Ten Percent (10.00%), simple interest. The Payee and any person or entity to whom this Note has properly been assigned, transferred or negotiated are sometimes referred to herein as the "holder."

         1. Maturity Date. The entire unpaid principal balance of this Note, and all accrued and unpaid interest on the unpaid principal balance of this Note, shall be due and payable in full in a single payment on September 15, 2005. Subject to Section 10 below, this Note may be prepaid in whole or in part without the consent of the Payee (a) at any time prior to the first anniversary date with no notice, and (b) at any time after the first anniversary date hereof on thirty (30) days' notice. However, the outstanding principal and accrued interest of this Note may be converted at any time prior to the end of the "Conversion Period" (as hereinafter defined).

         2. Payments and Application of Payments. All payments of the indebtedness evidenced by this Note shall be applied to such indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as the holder of this Note shall designate in writing to Maker. Any portion of the principal of this Note that is repaid or prepaid may not be reborrowed. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined) such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day except a Saturday, Sunday or other date on which national banks in Dallas, Texas are authorized by law to close. The books and records of the holder shall be prima facia evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         3. Commercial Loan. Maker agrees that no proceeds of this Note shall be used for personal, family or household purposes, and that all proceeds hereunder shall be used solely for general corporate purposes.

         4. Representations by Maker. In connection with this Note, Maker hereby represents and warrants to Payee as follows:



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         a. The execution, delivery, and performance of this Note by Maker have been duly authorized by all necessary corporate action by Maker;

         b. this Note constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles;

         c. The execution, delivery and performance of this Note by Maker, and the consummation of the transactions contemplated hereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Maker's organizational documents, or any agreement or other instrument binding upon Maker, or (B) any law, governmental regulation, court decree or order applicable to Maker, or (ii) require the consent, approval or authorization of any third party;

         d. Maker has entered into that certain Capital Contribution Agreement ("Contribution Agreement") of even date herewith between Maker and The Hallwood Group Incorporated ("Hallwood Group"), a Delaware corporation and corporate parent of Maker, a copy of which has been presented to Payee, providing for Maker's right to acquire sufficient shares of the $.10 par value common stock (the "Hallwood Stock") of Hallwood Group to enable Maker to satisfy its obligations under Section 6 hereof; and

         e. The Contribution Agreement has been duly authorized, executed and delivered by all parties thereto and constitutes the legal, valid and binding obligation of Maker and Hallwood Group, enforceable against such parties in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         5. Covenants by Maker. Until this Note is fully paid and satisfied, Maker will furnish to the holder such information respecting the business, properties, condition or operations, financial or otherwise, of Maker as Payee may from time to time reasonably request.

         6. Convertibility. The amounts of principal and interest due under this Note shall be convertible into shares of Hallwood Stock as provided herein.

         (a) At any time after the date that is one (1) year from date hereof and prior to the payment of all amounts of principal and interest due under this Note (the "Conversion Period"), the holder may elect to convert all or a portion of the outstanding principal and accrued interest hereunder into the number of fully paid and nonassessable shares of Hallwood Stock which results from dividing the "Conversion Amount" by the "Conversion Price." As used herein, (i) "Conversion Amount" means the aggregate amount of outstanding principal and accrued interest hereunder which is designated by Payee for


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         conversion; and (ii) "Conversion Price" means $6.47; provided, however, if after the date hereof, the outstanding shares of Hallwood Stock should be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares, the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness thereof, be proportionately adjusted.

         (b) In order to exercise the conversion right granted herein, the holder must notify Maker in writing of its election to convert the Conversion Amount prior to the expiration of the Conversion Period. Such notice (a "Conversion Notice") shall be in the form of ANNEX A attached hereto and delivered in accordance with the terms of Section 15 below. If the holder has properly exercised its conversion right, then the conversion shall be deemed to be effective immediately upon delivery of the Conversion Notice, and, thereafter, the holder shall have the right only to receive certificates evidencing the number of shares of Hallwood Stock to which the holder is entitled and the cash payment for any fractional shares. Maker shall deliver to the holder at a closing (a "Closing") to be held in the offices or Maker (or such other place as Maker and the holder agree) one or more stock certificates evidencing the number of fully paid and nonassessable shares of Hallwood Stock to which the holder is entitled as determined in accordance with this Note. The date of the Closing shall be twenty
         (20) days after the delivery of the Conversion Notice to Maker, or if the twentieth (20th) day is not a Business Day, on the next Business Day. Such stock certificates shall be duly endorsed in favor of the holder or accompanied by duly executed and valid stock powers enabling the holder to have such shares registered in the holder's name in the stock transfer records of Hallwood Group.

         (c) Against receipt of such share certificates, the holder shall deliver this Note to Maker for cancellation or reissuance in a reduced principal amount, as appropriate. If the Note has matured, whether by acceleration or otherwise, and the Conversion Amount represents less than all of the outstanding principal and accrued interest with respect to this Note, Maker shall also pay any amounts thereof remaining to the holder in cash or other current funds acceptable to the holder. If the Note has not matured and the Conversion Amount represents less than all of the outstanding principal and accrued interest with respect to this Note, Maker shall also issue to the holder a new promissory note in the same form and tenor as this Note in a principal amount equal to the amount of outstanding principal not being converted into shares of Hallwood Stock. Any accrued interest not then being converted shall remain outstanding and no interest shall accrue thereon. Maker shall not be obligated to issue any fractional shares of Hallwood Stock to the holder under this Note. Any such Conversion Amount which would otherwise represent a fractional share of Hallwood Stock shall be paid to the holder in cash or other current funds acceptable to the holder.

         (d) Each certificate evidencing shares of Hallwood Stock issued pursuant to this Note shall bear customary securities legends in a form approved by counsel to Hallwood Group.


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         7. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

         (a) The failure, refusal or neglect of Maker to pay when due any part of the principal of, or interest on, this Note after such payment has become due and payable; or

         (b) Any representation contained herein made by Maker is false or misleading in any material respect; or

         (c) Maker fails to perform any covenant or agreement contained herein within fifteen (15) after having received written notice of such failure from Payee; or

         (d) If either of Maker or "Guarantor" (as hereinafter defined) (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver or custodian appointed for, or a receiver or custodian takes possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it, and such appointment is not discharged or such possession is not terminated within thirty
(30) days after the effective date thereof, or if it consents or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any of its property; or
(vi) fails to pay within thirty (30) days any final money judgment against it.

         Nothing contained in this Note shall be construed to limit the Events of Default enumerated hereinabove and all such Events of Default shall be cumulative.

         8. Remedies. Maker agrees that upon the occurrence of any Event of Default, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) pursue any and all other rights, remedies and recourses available to the holder hereof, including, but not limited to, any such rights, remedies or recourses, at law or in equity, or
(iii) pursue any combination of the foregoing.

         9. Guaranty. The obligations of Maker under this Note are guaranteed by Hallwood Group pursuant to that certain Guaranty Agreement of even date herewith. Hallwood Group is sometimes referred to herein as the "Guarantor" in its capacity as such.

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         10. Compliance with Credit Agreement. Maker and Payee acknowledge that
Hallwood Group is a party to that certain Credit Agreement (the "Credit Agreement"), dated December 21, 1999 by and among HWG LLP, Hallwood Group, First Bank Texas, N.A. and certain other lenders. Maker and Payee intend that each such party comply with all covenants and undertakings contained in the Credit Agreement which may be applicable to them and specifically agree that no holder of this Note shall be paid any cash payment by Maker or Guarantor in violation of the terms of the Credit Agreement. This Section 10 shall not prohibit any holder from receiving Hallwood Stock upon any conversion of outstanding principal and accrued interest as contemplated by Section 6 of this Note.

         11. No Waiver. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such uncured Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (a) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (b) impair, reduce, release or extinguish the obligations of any party liable under this Note as originally provided herein.

         12. Compliance with Applicable Usury Laws. This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if the holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is the express intent of Maker and Payee that all excess amounts theretofore collected by the holder be credited on the principal balance of this Note (or, if this Note has been paid in full, refunded to Maker), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Maker for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Maker to the holder under this Note shall, to the


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maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. It is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         13. Attorney's Fees. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Maker agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees. Maker hereby agrees to pay on demand all reasonable fees and expenses of counsel to the holder incurred by the holder in connection with the preparation, negotiation and execution of this Note and all related documents.

         14. Waiver of Notice, Etc. Maker and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

         15. Notices. All notices given hereunder shall be in writing and shall be deemed delivered upon (a) actual receipt if personally delivered or sent by courier service or (b) confirmed receipt of a telecopy to the address or telecopy number, respectively, of the Maker or Payee as follows:

                        Maker:

                        Hallwood Investment Company
                        c/o Cater Allen Trust Company
                        Cater Allen House
                        Commercial Street
                        St. Helier, Jersey JE 4 5XZ
                        Channel Islands

                        Payee:

                        Hallwood Investments Limited
                        Le Roccabella
                        24 Princesse Grace Avenue
                        Monte Carlo, 98000 Monaco

If either Maker or Payee should change its or his address or if this Note should be transferred or assigned by Payee to another holder, the Maker, Payee or such holder, as appropriate, shall notify


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the other party to this Note of such party's new address in accordance with the requirements of this Section 15.

         16. Applicable Law. THIS NOTE HAS BEEN EXECUTED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT AND RELATED GUARANTY AGREEMENT OF HALLWOOD GROUP, A CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS IN DALLAS, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

         This Note is executed as of the 15th of September, 2000.

                                                MAKER:

                                                HALLWOOD INVESTMENT COMPANY

                                                By:
                                                    ----------------------------
                                                    Melvin J. Melle
                                                    Vice President


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                                     ANNEX A

                            Form of Conversion Notice

                                CONVERSION NOTICE

         This Conversion Notice is delivered by the undersigned, the legal and beneficial holder (the "Holder") of that certain Convertible Unsecured Promissory Note (the "Note") issued by Hallwood Investment Company ("HIC") to Hallwood Investments Limited, dated September 15, 2000, to HIC pursuant to the terms and provisions of the Note. All capitalized terms used herein and not specifically defined shall have the meanings given them in the Note.

         Holder hereby exercises its right to convert $______________ of outstanding principal and $_________ of accrued interest on the Note into ______________ shares of Hallwood Stock pursuant to Section 6 of the Note. Such number of shares of Hallwood Stock has been computed by dividing the Conversion Amount of $_____________ [the sum of the two blanks above] by the Conversion Price of $___________ [the Conversion Price stated in the Note or such Conversion Price as adjusted in accordance with the Note].

Check the appropriate box

         [ ] Such Conversion Amount represents all of the outstanding principal and accrued interest on the Note.

         [ ] Such Conversion Amount done not represent all of the outstanding principal and accrued interest on the Note. Holder hereby directs that a new promissory note in the principal amount of $_____________ [representing the portion of outstanding principal not being converted into shares of Hallwood Stock] be issued to Holder along with delivery of the appropriate number of shares of Hallwood Stock as stated above.

         IN WITNESS WHEREOF, this Conversion Notice is executed and delivered this ___ day of ___________, 200[ ].

                                               HOLDER:

                                               [Name of Holder]


                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------


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